Exhibit 21.1

List of Subsidiaries

Subsidiary	Jurisdiction of incorporation or organization

Butler Animal Health Supply, LLC (d.b.a. Butler Schein Animal Health Supply)	Delaware

Butler Animal Health Holding Company, LLC[1]	Delaware

W.A. Butler Company[2]	Delaware

Henry Schein Animal Health Holdings Limited[3]	United Kingdom

Camlog Holding AG4	Switzerland

Henry Schein Canada, Inc.[5]	Ontario, Canada

Henry Schein Holding GmbH[6]	Germany

Henry Schein Europe, Inc.[7]	Delaware

Henry Schein Practice Solutions Inc.[8]	Utah

BioHorizons Holdings, Inc.[9]	Delaware

[1]	Butler Animal Health Holding Company, LLC is the parent, holding company of Butler Animal Health Supply, LLC.
[2]	W.A. Butler Company owns a majority interest in Butler Animal Health Holding Company, LLC.
[3]	Henry Schein Animal Health Holdings Limited is the parent, holding company of W.A. Butler Company and 25 consolidated wholly-owned subsidiaries, all of which operate in the animal health distribution industry outside the United States.
[4]	Camlog Holding AG is the parent, holding company of eight consolidated wholly-owned subsidiaries, all of which operate in the dental implant industry outside the United States.
[5]	Henry Schein Canada, Inc. is the parent, holding company of four consolidated wholly-owned subsidiaries, all of which operate in the dental and veterinary practice management software industry outside the United States, and owns a majority interest in Camlog Holding AG.
[6]	Henry Schein Holding GmbH is the parent, holding company of 21 consolidated wholly-owned subsidiaries, all of which operate in the healthcare distribution industry outside the United States.
[7]	Henry Schein Europe, Inc. is the parent, holding company of Henry Schein Holding GmbH and eight consolidated wholly-owned subsidiaries, all of which operate in the medical, dental or veterinary distribution industry inside and outside the United States.
[8]	Henry Schein Practice Solutions Inc. is the parent, holding company of Henry Schein Canada, Inc. and HS Canada LLC, both of which operate in the dental distribution industry inside and outside the United States.
[9]	BioHorizons Holdings, Inc. is the parent, holding company of 15 consolidated wholly-owned subsidiaries, all of which operate in the dental implant industry inside and outside the United States.